Exhibit 99.1



                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF WISCONSIN

In re:                                       )  Chapter 11
                                             )
FV Steel and Wire Company, et al.,(1)        )  Case No. 04-22421-SVK
                                             )
                                             )  (Jointly Administered)
                            Debtors.         )
                                             )

                            ORDER CONFIRMING DEBTORS'
                   THIRD AMENDED JOINT PLAN OF REORGANIZATION
              UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE
                           (WITH TECHNICAL AMENDMENTS)

The Debtors having filed the Third Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code, June 24, 2005, (as amended in the form attached hereto, and including the Plan Supplement, the "Plan"), attached hereto as Exhibit A, which contains, by reference, the Plan Supplement, which was filed on August 4, 2005, at docket no. 2513, as amended and supplemented from time to time;(2) and this Court having considered,

____________________________

(1) The Debtors are the following entities: FV Steel and Wire Company, Keystone Consolidated Industries, Inc., DeSoto Environmental Management, Inc., J.L. Prescott Company, Sherman Wire Company (f/k/a DeSoto, Inc.) and Sherman Wire of Caldwell, Inc.

(2) Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan or the Plan Supplement, as the case may be. The rules of interpretation set forth in Article I.A of the Plan shall apply to these Findings of Fact, Conclusions of Law and Order (this "Confirmation Order"). If there is any direct conflict between the terms of the Plan, the Plan Supplement and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

Bruce G. Arnold, Esq.
Daryl L. Diesing, Esq.
Patrick B. Howell, Esq.
WHYTE HIRSCHBOECK DUDEK S.C.
555 East Wells Street, Suite 1900
Milwaukee, Wisconsin 53202-3819
Telephone:  (414) 273-2100
Facsimile:    (414) 223-5000
Contact Person:  barnold@whdlaw.com

-and-

David L. Eaton (ARDC No. IL 3122303)
Anne M. Huber (ARDC No. IL 6226828)
Roger J. Higgins (ARDC No. IL 6257915)
KIRKLAND & ELLIS LLP
200 East Randolph Drive
Chicago, IL 60601-6636
Telephone:  (312) 861-2000
Facsimile:    (312) 861-2200
Contact Person:  deaton@kirkland.com;
rhiggins@kirkland.com
reviewed and taken judicial notice of the Plan, Disclosure Statement and the Plan Supplement and all filed pleadings, exhibits, statements and comments regarding Confirmation; this Court having heard the statements of counsel in respect of Confirmation and all testimony, documents and filings regarding Confirmation, including, but not limited to, the Affidavit of Service re
Solicitation, filed on July 11, 2005, docket no. 2327; the Affidavits of Publication, filed on August 5 and 8, 2005, docket nos. 2522-2526 and 2544, the affidavit of Bert E. Downing, the Debtors' Chief Financial Officer, (the "Downing Affidavit"), filed on August 8, 2005, as an exhibit to the Debtors' Memorandum of Law in Support of Confirmation of the Debtors' Third Amended Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code (the "Memorandum"), dated August 8, 2005; the affidavit filed on August 8, 2005, certifying (i) results of the Debtors' solicitation of acceptances and rejections of the Plan and method and (ii) results of the Ballot tabulation for each of the Voting Classes to accept or reject the Plan, docket no. 2452 (the "Voting Report"); and after due deliberation thereon and good cause appearing therefore, this Court hereby makes and issues the following Findings of Fact, Conclusions of Law and Orders:(3)

                     FINDINGS OF FACT AND CONCLUSIONS OF LAW
                     ---------------------------------------

     a) Plan Confirmation is a core proceeding under 28 U.S.C. ss. 157(b)(2), over which this Court has exclusive subject matter jurisdiction pursuant to 28 U.S.C. ss. 1334. Solicitation Procedures
     b) The Debtors have complied with the service requirements and procedures previously approved by this Court in its Order entered on June 25, 2005.

____________________________

(3) This Confirmation Order constitutes this Court's findings of fact and conclusions of law under FED.R.CIV.P. 52, as made applicable by FED.R.BANKR.P. 7052 and 9014. Any and all findings of fact shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law shall constitute conclusions of law even if they are stated as findings of fact.

     c) The Debtors published the Confirmation Hearing Notice in THE WALL STREET JOURNAL (national edition), THE DALLAS MORNING NEWS, THE PEORIA TIMES - OBSERVER, THE PEORIA JOURNAL STAR, THE MILWAUKEE JOURNAL SENTINEL and AMERICAN METAL MARKET.
     d) All procedures used to distribute solicitation materials to the applicable Holders of Claims and to tabulate the Ballots were fair and conducted in accordance with this Court's Orders, the Bankruptcy Code and the Bankruptcy and Local Rules.
     e) Each of the (i) Debtors;  (ii) Contran;  (iii) the OCUC;  (iv) the ISWA;
(v) the Management Retiree Committee; (vi) the Retiree Representatives; (vii) the UAW; (viii) EWP; and (ix) the representatives, attorneys and advisors of each of the foregoing, have solicited votes on the Plan in good faith and in compliance with applicable Bankruptcy Code provisions and the Solicitation Procedures Order, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in
Article X.D of the Plan.

Emergence Credit Facility

     f)  The  Debtors  and  Wachovia  Capital  Finance   Corporation   (Central)
("Congress") have negotiated a commitment letter with respect to the Exit Facility, substantially in the form attached hereto as Exhibit B (the "Commitment Letter"), and a commitment fee letter (the "Commitment Fee Letter").
     g) The fees and expenses set forth in the Commitment Fee Letter are reasonable and are necessary to secure the Exit Facility and were proposed and negotiated in good faith.

Burden of Proof

     h) Based on the record before it, this Court finds that the Debtors, as the Plan proponents, have met their burden of proving the elements of section 1129(a) and 1129(b) of the Bankruptcy Code by clear and convincing evidence, and that the Plan complies with all relevant Bankruptcy Code provisions, and, in particular, chapter 11, including, but not limited to, sections 1122, 1123, 1125, 1126 and 1129(a) and 1129(b) of the Bankruptcy Code.

Objections  to Confirmation of the Plan Resolved

     i) All objections to Confirmation filed with the Court have been resolved on the terms set forth in Exhibit C hereto, which is incorporated by reference into this Order.

Issuance and Distribution of the New Common Stock

     j) The Debtors (and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon Confirmation of the Plan are deemed to have, participated in good faith and in compliance with applicable Bankruptcy Code provisions regarding New Common Stock distributions, and therefore are not, and on account of such distributions will not be, liable at any time for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such Plan distributions. Issuance of the New Common Stock is in exchange for Claims against the Debtors within the meaning of Bankruptcy Code section 1145(a)(1).

Executory Contracts and Unexpired Leases

     k) The decision to reject all executory contracts and unexpired leases that have not expired by their own terms on or prior to the Effective Date, which the Debtors have not otherwise assumed or rejected during the pendency of the Chapter 11 Cases, and which are not either listed as an assumed contract in the Plan Supplement or the subject of a motion pending as of the Effective Date to assume the same, or that are not otherwise been assumed pursuant to the Plan, represents a valid and well-considered exercise of the Debtors' business judgment, and is in the best interests of the Debtors, their Estates, and their Creditors.

     l) Based upon the record in these Chapter 11 Cases, all participants in and beneficiaries of (as those terms are defined in Title I of the Employee Retirement Income Security Act of 1974) are unimpaired by Plan confirmation.

Approval of Settlement, Compromises, Releases and Discharges

     m) Pursuant to FED.R.BANKR.P. 9019 and any applicable State law, and as consideration for the distributions and other benefits provided under the Plan, all settlements and compromises of Claims, Causes of Action and objections to Claims that are embodied in the Plan, including, but not limited to those settlements embodied at Article X of the Plan, are approved as made good faith, and are fair, equitable, reasonable, and appropriate in light of the relevant facts and circumstances, and are in the best interests of the Debtors and their Estates and their Creditors.
   n) The Plan Art. X release, indemnification and exculpation provisions are:
(i) good faith compromises and the settlements of the matters covered thereby and are consensual; (ii) in exchange for adequate consideration; (iii) within the jurisdiction of the Court under 28 U.S.C. ss.ss. 1334(a), 1334(b) and 1334(d); (iv) an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (v) an integral element of the transactions incorporated into the Plan; (vi) conferring material benefit on, and are in the best interests of, the Debtors, their Estates and their Creditors; (vii) important to the overall objectives of the Plan to finally resolve all Claims among or against the parties-in-interest in the Chapter 11 Cases with respect to the Debtors; and (viii) consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

Preservation of Causes of Action

     o) It is in the best interests of the Debtors' Estates and their Creditors, by preserving the value of the Debtors' Estates, that the Debtors (before the Effective Date) and the Reorganized Debtors (after the Effective Date) to retain all Causes of Action not expressly waived, relinquished, released, compromised or settled in the Plan or by any Final Order.

     p) The Debtors, the Reorganized Debtors, New Sherman Wire, Congress, EWP Financial, the OCUC, the Retiree Representatives, Contran, the ISWA, the Bank of New York in its capacity as an Old Unsecured Notes Trustee and the Old Secured Notes Trustee participated in good faith in negotiating, at arm's length, each of the Plan, the Lock-Up Agreement (and the amendment thereto), each document in the Plan Supplement, the Confirmation Order and all other related documents and agreements. Each of the Debtors, the Reorganized Debtors, New Sherman Wire, Congress, EWP Financial, the OCUC, the Retiree Representatives, Contran, the ISWA, the Old Secured Notes Trustee and the Bank of New York in its capacity as an Old Unsecured Notes Trustee also participated in good faith in each of the actions taken to satisfy each of the conditions precedent to, Plan confirmation and consummation.

Satisfaction of Conditions to Confirmation

     q) Each of the conditions precedent to the entry of this Confirmation Order, as set forth in Article IX.A of the Plan, has been satisfied or waived in accordance with the Plan. Specifically, this Court finds, based on the Downing Affidavit and the statements of the parties in open court, that:

o The entry of the Confirmation Order in form and substance satisfactory to the Debtors and the OCUC;
o All provisions, terms and conditions of the Plan are approved in this Confirmation Order or in another Final Order of the Bankruptcy Court;
o The Debtors (on Negative Notice) are authorized to take all actions necessary or appropriate to enter into, implement and consummate the Plan and other agreements or documents created in connection with the Plan, including, but not limited to, amending each of the documents in the Plan Supplement to reflect negotiations among the parties to the Chapter 11 Cases to conform the Plan Supplement documents to the terms of the Plan and the Lock-Up Agreement;
o Except as otherwise agreed to by the Debtors, the provisions of this Confirmation Order are nonseverable and mutually independent; and
o All Entities shall be permanently enjoined from enforcing or attempting to enforce any contractual, legal and equitable subordination right satisfied, compromised or settled pursuant to the Plan.

Likelihood of Satisfaction of Conditions Precedent to Consummation

     r) Based on the Downing Affidavit, each of the conditions precedent to the Effective Date, as set forth in Article IX.B of the Plan, is reasonably likely to be satisfied.

Other Matters

     s) The principal purpose of the Plan is not to avoid any taxes or application of Section 5 of the Securities Act of 1933 (15 U.S.C. ss. 77e).
     t) The Sherman Wire Asset Sale is a sale of assets pursuant to a confirmed plan of reorganization and is therefore exempt from and not subject to any stamp tax or similar tax as set forth in section 1146(c) of the Bankruptcy Code.

     Based on the foregoing, it is hereby ORDERED:

                                      ORDER
                                      -----

A.   Confirmation of the Plan
     ------------------------

     1. The Plan (including the Plan Supplement, each of which documents remains subject to modifications to conform the Plan Supplement to reflect the terms and provisions of the Plan and the Lock-Up Agreement), substantially in the form as amended through the date hereof, and each of its provisions, are confirmed in each and every respect pursuant to section 1129 of the Bankruptcy Code. The terms of the Plan, the Plan Supplement, all exhibits thereto, the court's docket in these Chapter 11 Cases, and all exhibits to this Confirmation Order are incorporated by reference into, and are an integral part of, this Confirmation Order. The terms of the Plan, the Plan Supplement, all exhibits thereto, and all other relevant and necessary documents, shall be effective and binding as of the Effective Date of the Plan. Notwithstanding the foregoing, if there is any direct conflict between the terms of the Plan or the Plan Supplement Exhibits and the terms of this Confirmation Order, the terms of this Confirmation Order shall control. The failure specifically to include or to refer to any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of any such provision.

     2. All objections and responses to and statements and comments regarding the Plan, to the extent not already withdrawn, waived, or settled, and all reservation of rights included therein, shall be, and hereby are, overruled.

B.   Plan Modifications
     ------------------

     3. All modifications or amendments to the Plan since the solicitation, as embodied in the form of the Plan filed on June 24, 2005 (as amended in the form attached hereto as Exhibit A), or otherwise filed with the Court or disclosed in open Court at or prior to the Confirmation Hearing, are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under FED.R.BANKR.P. 3019.

C.   Plan Classification Controlling
     -------------------------------

     4. The terms of the Plan shall solely govern the classification of Claims and Equity Interests for purposes of the distributions to be made under thereunder. The classifications set forth on the Ballots tendered to or returned by the Debtors' Creditors in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan;
(b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes; (c) may not be relied upon by any Creditor as representing the actual classification of such Claims under the Plan for distribution purposes; and (d) shall not bind the Debtors or the Reorganized Debtors.

D.   Executory Contracts
     -------------------

     5. Pursuant to Article VI of the Plan, all contracts which the Debtors have not assumed or rejected during the pendency of the Chapter 11 Cases, and which are not either listed as an assumed contract in the Plan Supplement or the subject of a motion pending as of the Effective Date to assume the same, or that are not otherwise been assumed pursuant to the Plan, are hereby rejected. All proofs of Claim with respect to Claims arising from the rejection of any such executory contracts or unexpired leases, if any, must be filed with the Keystone Solicitation Agent within thirty (30) days of the date hereof. Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such time will be forever barred from assertion against the Debtors or the Reorganized Debtors, their Estates and property unless otherwise ordered by the Bankruptcy Court or provided in the Plan, all such Claims shall, from and after the Effective Date, be subject to the permanent injunction set forth at
Article X.I of the Plan.

     6. As of the Effective Date, all executory contracts or unexpired leases that were assumed by the Debtors, including, but not limited to, those contracts listed in the Plan Supplement, shall be assigned and transferred to, and remain in full force and effect for the benefit of, the Reorganized Debtors notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and 365(f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables or requires termination of such contract or lease; provided, however, that parties to each such assumed executory contract or lease, as the case may be, shall have thirty days from the date hereof to file with this Court any objections to such assumption pursuant to section 365 of the Bankruptcy Code. The Reorganized Debtors' remaining obligations arising from each such assumed executory contract and unexpired leases shall therefore be limited solely to, from the Effective Date and thereafter, any future performance thereunder and obligations arising therefrom. All parties to assumed executory contracts and unexpired leases listed in the Plan Supplement shall receive the form of notice attached hereto as Exhibit D within five (5) business days of the date hereof.

     7. Notwithstanding any other term or provision in this Confirmation Order or the Plan, this Confirmation Order (i) is without prejudice to any of the rights, claims or defenses of Westchester Fire Insurance Company, Century Indemnity Company as successor to CCI Insurance Company, successor to Insurance Company of North America and possibly other related or affiliated insurance companies (the "Westchester Insurers") under any of their insurance policies issued to Debtors (the "Policies") and any agreements between Debtors and the Westchester Insurers related to the Policies (together, with the Policies, the "Insurance Agreements"); (ii) confirms that all of the terms, conditions, limitations and/or exclusions contained in the Insurance Agreements shall remain unmodified and in full force and effect; (iii) confirms that Reorganized Debtors shall be deemed as the insureds under the Insurance Agreements and shall remain bound by all of the terms, conditions, limitations and/or exclusions contained in the Insurance Agreements; (iv) confirms that the Insurance Agreements shall not be assigned without the Westchester Insurers' express written consent; (v) confirms that nothing in the Plan shall be deemed to create any insurance coverage that does not otherwise exist, if at all, under the terms of the Insurance Agreements, or create any direct right of action against the Westchester Insurers that does not otherwise exist under applicable non-bankruptcy law; (vi) confirms that Confirmation is without prejudice to any of the Westchester Insurers' rights and/or defenses in any subsequent litigation in which the Westchester Insurers may seek any declaration regarding the nature and/or extent of any insurance coverage under the Insurance Agreements; (vii) confirms that Reorganized Debtors shall satisfy all continuing duties and obligations of the insured under the Insurance Agreements; and (viii) confirms that nothing in the Plan shall be construed as an acknowledgement that the Insurance Agreements cover or otherwise apply to any Claims or that any Claims are eligible for payment under any of the Insurance Agreements.

E.   Exemption from Registration
     ---------------------------
     8. The issuance and distribution of New Common Stock is duly authorized, validly issued and, as applicable, fully paid and nonassessable; in exchange (or principally in exchange) for Claims against the Debtors, to the extent, if any, that the above-listed items constitute "securities": (i) the offering, issuance and distribution thereof is exempt from Section 5 of the Securities Act and any applicable State or local law; and (ii) the New Common Stock will be freely tradeable, subject to section 1145(b)(1) of the Bankruptcy Code, applicable SEC regulations, transfer restrictions and applicable approval.

F.   Matters Relating to Implementation of the Plan
     ----------------------------------------------
     Immediate Effectiveness; Successors and Assigns
     -----------------------------------------------

     9. Notwithstanding FED.R.BANKR.P. 3020(e), 6004(g) or 7062, or otherwise, immediately upon the entry of this Confirmation Order, the terms of the Plan, the Plan Supplement and this Confirmation Order shall be, and hereby are, immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, any and all Holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are Impaired under the Plan or whether the Holders of such Claims or Equity Interests accepted, deemed to have accepted, rejected or deemed to have rejected the Plan), all Persons and Entities that are party to or subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan or herein, each Person or Entity acquiring property under the Plan, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors and the respective heirs, executors, administrators, successors or assigns, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians, if any, of any of the foregoing.

     Cancellation of Old Notes and Equity Interests
     ----------------------------------------------

     10. On the Effective Date, except to the extent otherwise provided herein or the Plan, all notes, instruments, certificates, and other documents evidencing (a) the Old Unsecured Notes, (b) the Old Stock and (c) any stock options, warrants or other rights to purchase Old Stock shall be cancelled and the obligations of the Debtors thereunder or in any way related thereto shall be discharged pursuant to Art. V.B of the Plan.

     11. Pursuant to Art. V.C of the Plan, as revised herein, and notwithstanding any language contained therein to the contrary, upon presentation of invoices to the Reorganized Debtors, the Reorganized Debtors agree to pay directly, within thirty (30) days of the Effective Date, a portion of the reasonable fees and expenses (which shall not exceed $50,000) incurred by the Old Unsecured Notes Trustees (including reasonable attorneys' fees) related to the cancellation of the Old Unsecured Notes and the transfer of distributions to the Holders of Old Unsecured Notes in connection with Plan consummation. Any remaining fees or expenses (including reasonable attorneys' fees) due to any such Old Unsecured Notes Trustees following the distribution outlined in the foregoing sentence shall be governed by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, including, inter alia, the Old Unsecured Notes Indentures, which terms, conditions, rights and obligations, including any rights or liens provided therein in favor of any such Old Unsecured Notes Trustees, shall bind each Person receiving such distribution or issuance. Upon cancellation of the Old Unsecured Notes and the transfer of distributions to the Holders thereof, the Old Unsecured Notes Trustees shall be discharged of any and all obligations under the Old Unsecured Notes Indentures. Notwithstanding any language in the Plan to the contrary, any references in the Plan to Bank of New York should be interpreted as referring to Bank of New York in its capacity as an Old Unsecured Notes Trustee, including the references to Bank of New York in Articles I.B.129 and X.D of the Plan.

     Issuance of Securities, Execution of Documents and Plan Implementation
     ----------------------------------------------------------------------

     12. On or before the Effective Date, the Debtors and Reorganized Debtors are authorized to take all steps and actions to implement the Plan and all transactions and documents contemplated thereby, and all such actions are hereby deemed effective and approved in all respects.
     13. On or before the Effective Date, the Debtors are authorized to execute necessary amendments or supplements to the Old Secured Notes Indenture substantially in the form set forth as tab L of the Plan Supplement so as to ensure that the Claims of the Holders of Old Unsecured Notes remain unimpaired by the Plan.
     14. The Amendment to the Subordination and Intercreditor Agreement dated as of March 15, 2002, by and among the County of Peoria, Keystone and Congress, attached hereto as Exhibit H is approved.
     15. On or immediately after the Effective Date, the Reorganized Debtors shall issue, distribute, execute and deliver as relevant, all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, including, without limitation, the New Common Stock and the New Secured Note (as supplemented by an additional note on the same terms as the New Secured Note, if necessary, issued by the Reorganized Debtors in an amount necessary to account for any difference in amount between the amount of the New Secured Note and any increased amount required under section 8(c)(ii) of the Lock-Up Agreement), as governed by the Plan, and the terms of each of the foregoing shall bind each relevant Person or Entity receiving such distribution or issuance.
     16. KCI, FV Steel and Sherman Wire shall, as Reorganized Debtors, continue to exist after the Effective on the terms and conditions set forth in the Plan, including, but not limited to, Art. V.A thereof.

     17. The Sherman Wire Transfer shall occur on the terms and conditions set forth in Art. V.B and Art. VII.A.2 of the Plan, as modified by the Sherman Wire Term Sheet, as filed in the Plan Supplement; provided, however, that Sherman Wire shall carry out the duties of the Sherman Wire Liquidating Trust on the terms set forth in the Plan and the Sherman Wire Term Sheet, and the Sherman Wire Liquidating Trust shall not be formed. When all Disputed Claims have been resolved, and all Sherman Wire Liquidation Proceeds have been distributed, Sherman Wire shall dissolve pursuant to 8 Del. Code ss. 103 (2005), 8 Del. Code ss. 278 (2005), 8 Del. Code ss. 303 (2005) and other applicable Delaware Corporation Law; provided, however, that the 3-year period referred to in 8 Del. Code ss. 278 shall expire on the date on which Sherman Wire files its certificate of dissolution with the Secretary of State pursuant to 8 Del. Code ss. 103 (2005).

     Emergence Credit Facility
     -------------------------

     18. The Debtors are hereby authorized to enter into the Commitment Letter and the Commitment Fee Letter and to enter into a credit facility and all other agreements necessary to effectuate the financing transactions contemplated by the Commitment Letter in a form and on the terms described in the Commitment Letter.
     19. The Debtors (or the Reorganized Debtors after the Effective Date) are hereby authorized to make the payments called for in the Commitment Fee Letter, in accordance with the terms and conditions set forth in the Commitment Fee Letter.

     Corporate Governance, Directors and Officers and Corporate Action
     -----------------------------------------------------------------

     20. The Reorganized Debtors shall take all actions set forth in Art. V.F.1 of the Plan to amend and file amended certificates of incorporation and amended bylaws.
     21. The structure and composition of the New Board shall be as set forth in the notice filed on August 4, 2005, with the Bankruptcy Court as part of the Plan Supplement (the "1129(a)(5) Disclosure Notice"). On the terms and conditions set forth in Art. V.F.2 of the Plan, the officers of the Debtors immediately prior to the Effective Date shall be the officers of the Reorganized Debtors on the Effective Date except the officers of Reorganized Sherman Wire shall be as set forth in the 1129(a)(5) Disclosure Notice.

G.   Provisions Governing Distributions
     ----------------------------------

     22. The distribution provisions of Article VII of the Plan shall be, and hereby are, approved in their entirety. The Reorganized Debtors shall make all distributions required under the Plan. The Distribution Record Date shall be the close of business on the date hereof.

H. Procedures for Resolution of Disputed, Contingent and Unliquidated Claims or Equity Interests
     -------------------------------------------------------------------------

     23. The claim resolution procedures of Article VIII of the Plan shall be, and hereby are approved in their entirety. Prior to the Effective Date, the Debtors, and thereafter the Reorganized Debtors, shall have the exclusive authority to file objections, settle, compromise, withdraw or litigate to judgment objections to any and all Claims, regardless of whether classified or otherwise. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.
     24. The $9 million Class A-3 Claim is extinguished pursuant to Plan Art. ss. III.B.3.(b) because the conditions precedent set forth therein have been satisfied, to wit, Class A-6 voted to accept the Plan and the Committee and Committee Members issued the Support Letter.

I.   Release, Injunctive and Related Provisions
     ------------------------------------------

     25. All provisions and sections of Article X of the Plan shall be, and hereby are approved in their entirety. Entry of this Confirmation Order shall, and hereby does constitute the Bankruptcy Court's approval, pursuant to FED.R.BANKR.P. 9019, of the provisions of Art. X of the Plan, which includes by reference each of the related provisions and definitions contained in the Plan. The Injunction set forth in Art. X.B of the Plan is expressly incorporated herein by reference and approved in its entirety. The Discharge and Termination of Interests provision set forth in the Plan is expressly incorporated by reference and approved in its entirety pursuant to section 1141 of the Plan.

J. Preservation of All Causes of Action Not Expressly Settled or Released and Exclusive Right to Prosecute
     --------------------------------------------------------------------------

Preservation of All Causes of Action Not Expressly Settled or Released

     26. Unless a Claim or Cause of Action against a Creditor or other Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such Claim or Cause of Action for later adjudication by the Debtors or the Reorganized Debtors (including, without limitation, Claims and Causes of Action not specifically identified or which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances which may change or be different from those which the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to any such Claims or Causes of Action upon or after the Confirmation or Consummation of the Plan based on the Disclosure
Statement, the Plan or the Confirmation Order, except where such Claims or Causes of Action have been released in the Plan or any other Final Order. In addition, the Debtors and Reorganized Debtors shall have the right to pursue or adopt any Claims alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any Person or Entity, including, without limitation, the plaintiffs or co-defendants in any such lawsuits.
     27. Subject to the immediately preceding paragraph, after the Effective Date, the Reorganized Debtors are authorized to review each obligation (whether on account of services, purchase or sale of goods or otherwise), transfer of money or property of the Debtors, and transaction with the Debtors, or leased equipment or property from the Debtors, whether or not the Person or Entity counterparty to any such obligation, transfer or transaction: (i) has filed a proof of claim against the Debtors in the Chapter 11 Cases; (ii) has had its proof of claim objected to; (iii) has had its Claim included in the Debtors' Schedules; or (iv) has had its scheduled claim objected to by the Debtors or the Reorganized Debtors or has been identified by the Debtors or the Reorganized Debtors as disputed, contingent, or unliquidated.

Reorganized Debtors Have Exclusive Right to Enforce Causes of Action

     28. Except as otherwise provided in the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any claims, rights, and Causes of Action that the Debtors may hold against any Person or Entity, including, but not limited to, those Causes of Action set forth in the Plan Supplement, shall vest upon the Effective Date in the Reorganized Debtors. After the Effective Date, the Reorganized Debtors shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of the Bankruptcy Court.

K.   Consummation
     ------------

     29. The substantial consummation of the Plan, within the meaning of section 1127 of the Bankruptcy Code, shall be, and hereby is, deemed to mean the occurrence of the Effective Date. Plan consummation shall not constitute a change of ownership or change in control, as such terms are used in any employment, severance or termination agreement in effect on the Effective Date and to which any of the Debtors is a party or under any applicable law.

L.   Failure to Consummate the Plan
     ------------------------------

     30. In accordance with Article IX.D of the Plan, if Plan Consummation does not occur, then the Plan and this Confirmation Order shall be null and void as set forth in the Plan.

M.   Retention of Jurisdiction
     -------------------------

     31. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and sections 157 and 1334 of title 28 of the United States Code, notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Plan after the Effective Date, as legally permissible, on the terms set forth in Art. XI of the Plan, including, but not limited to, the 1113 Agreement and the 1114 Agreement.

N.   Dissolution of Committees
     -------------------------

     32.  Pursuant  to Art.  XII.C of the Plan,  upon entry of an order or Final
Decree concluding the Chapter 11 Cases, any official creditors committee, including but not limited to the OCUC and the Management Retiree Committee, shall dissolve and members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

O.   Post-Notice of Confirmations and Bar Dates
     ------------------------------------------
     Notice of Entry of the Confirmation Order
     -----------------------------------------

     33. In accordance with FED.R.BANKR.P. 2002 and 3020(c), within five business days of the date of entry of this Confirmation Order, the Debtors (or their agents) shall give notice of the entry of this Confirmation Order, in substantially the form of Exhibit E hereto (the "Form of Notice of Confirmation") by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties having been served with the Confirmation Hearing Notice; provided, however, that no notice or service of any kind shall be required to be mailed or made upon any person to whom the Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked "undeliverable as addressed," "moved, left no forwarding address" or "forwarding order expired," or similar reason, unless the Debtors have been informed in writing by such person, or are otherwise aware, of that person's new address. To supplement the notice described in the preceding sentence, within fifteen (15) business days of the date of this Order the Debtors shall publish Notice of Confirmation, in the form attached hereto as Exhibit F (the "Form of Publication Notice") once in THE WALL STREET JOURNAL (national edition), THE DALLAS MORNING NEWS, THE PEORIA TIMES - OBSERVER, THE PEORIA JOURNAL STAR, THE MILWAUKEE JOURNAL SENTINEL and AMERICAN METAL MARKET.

     34. Mailing and publication of the Notice of Confirmation and Publication Notice, respectively, in the time and manner set forth in the preceding paragraph are good and sufficient under the particular circumstances and in accordance with the requirements of FED.R.BANKR.P. 2002 and 3020(c), and no further notice is necessary.

     Notice of Unimpairment to Pension Plan Participants and Beneficiaries
     ---------------------------------------------------------------------

     35. Within twenty (20) business days hereof, the Debtors shall send a letter, substantially in the form attached hereto as Exhibit G, to each Pension Plan participant and beneficiary with a copy of the Summary Plan Description (as that term is defined by ERISA) enclosed.

     Bar Date for Requests for Administrative Claims
     -----------------------------------------------

     36. All requests for administrative expenses pursuant to section 503 of the Bankruptcy Code must be filed within sixty (60) days of the date of this Order with the Keystone Solicitation Agent. The Notice of Confirmation and the Publication Notice with that date shall constitute good and sufficient notice of the bar date and no further notice of the bar date is necessary.

     Final Fee Applications and Fee Application Bar Date
     ---------------------------------------------------

     37. Any professional seeking an allowance, pursuant to sections 327, 328, 330, 331, 503(b), 507(a)(1) and/or 1103 of the Bankruptcy Code, of (i) an Administrative Claim or (ii) final compensation or reimbursement of expenses incurred on or before the Confirmation Date for professional services rendered to the Reorganizing Debtors or in relation to these cases ("Professional Fees and Expenses") shall file an application for allowance of such Administrative Claim or Professional Fees and Expenses (each, an "Application"), not later than October 10, 2005.

     38. Each Application shall comply with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules, and shall set forth, among other things, in reasonable detail; (i) the name and address of the applicant; (ii) the nature of the Professional Fees and Expenses for which reimbursement is requested for all periods from the date the particular applicant was retained through the Confirmation Date; (iii) the amount of the Professional Fees and Expenses requested; (iv) the amounts of Professional Fees and Expenses previously allowed by the Court, if any; and (v) the amount or amounts of payments made to date, if any, by the Debtors to reduce such allowed amount.
     39. To the extent required by section 1129(a)(4) of the Bankruptcy Code, the Court shall continue to have jurisdiction over, and applications shall be filed for, compensation and reimbursement by a professional person for services rendered, costs or expenses incurred on or after the Confirmation Date in or in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases; provided, however, that any such applications for compensation and reimbursement filed by professional persons pursuant to this paragraph shall comply with the requirements of this Court's Administrative Order Under 11 U.S.C. ss.ss. 105(a) and 331 Establishing
Procedures for Interim Compensation and Reimbursement of Expenses for Professionals and Official Committee Members entered on March 15, 2004.

P.   Authorization to Consummate
     ---------------------------

     40. The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to satisfaction or waiver of the conditions precedent to Consummation set forth in Article IX.B of the Plan.

Q.   Final Order
     -----------

     41. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

                                    Exhibit A
                                    ---------

        Third Amended Joint Plan of Reorganization Pursuant to Chapter 11
                      of the United States Bankruptcy Code,

                               dated June 24, 2005

                           (With Technical Amendments)

                                    Exhibit B
                                    ---------

                         Exit Facility Commitment Letter

                                    Exhibit C
                                    ---------

                 Confirmation Objections and Resolution Thereof

                  Objection                     Docket Number     Resolution
-------------------------------------------     -------------    ------------
 Motion to Object to Debtors' Third Amended          2464          overruled
Joint Plan of 2464 overruled Reorganization
  and Request for Ballot Pursuant to Rule
          3018(a) (July 29, 2005)

                                    Exhibit D
                                    ---------

    Form of Notice of Assumption of Executory Contracts and Unexpired Leases

                                    Exhibit E
                                    ---------

                         Form of Notice of Confirmation

                                    Exhibit F
                                    ---------

                     Form of Confirmation Publication Notice

                                    Exhibit G
                                    ---------

          Form of Letter to Pension Plan Participants and Beneficiaries

                                    Exhibit H
                                    ---------

           Amendment to the Subordination and Intercreditor Agreement